EXHIBIT 10.38

CONFIDENTIAL TREATEMENT REQUIRED

The asterisked (“*****”) portions of this document have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Intelsat LLC
North Tower, 2nd Floor
90 Pitts Bay Road
Pembroke, Bermuda HM 08

Amendment No. 2
Telstar 13 Amended and Restated Agreement
Dated July 7, 2003

between

INTELSAT LLC

and

SPACE SYSTEMS/LORAL, INC.

for

EchoStar 9/Telstar 13

Telstar 13
Amendment 2

     This Amendment Number 2 (the “Amendment”) to the Amended and Restated Agreement (dated July 7, 2003) is entered into as of this 17th day of March 2004, by and between Intelsat LLC, a Delaware limited liability company, having an office and place of business at North Tower, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda (hereinafter referred to as “Intelsat LLC”) and Space Systems/Loral, Inc., a corporation organized and existing under the laws of the State of Delaware, having an office and place of business at 3825 Fabian Way, Palo Alto, California 94303 (hereinafter referred to as “Contractor”).

WITNESSETH THAT:

WHEREAS, Contractor and Loral SpaceCom Corporation (doing business as Loral Skynet) were originally parties to the agreement effective as of February 22, 2000, as such agreement has been amended and restated, effective as of November 16, 2001, and further amended and restated by Amendment 1 to the Amended and Restated Agreement, effective as of July 7, 2003, hereinafter referred to as the “Agreement”, to procure a C-Band payload (designated as “Telstar 13”) which is included as a separate and distinct payload on the EchoStar 9 satellite manufactured by Contractor under separate contract (as amended and restated as of July 1, 2003, the “Satellite Contract”) with EchoStar Orbital Corporation (“EchoStar”), and the EchoStar 9 Satellite and Telstar 13 deliverables have been delivered to, and accepted by, their respective purchasers, and title and risk of loss thereto have been transferred to EchoStar and Skynet respectively; and

WHEREAS, Intelsat, Ltd., a Bermuda corporation, Intelsat (Bermuda), Ltd., a Bermuda corporation (“Buyers”), and Loral Space & Communications Corporation, a Delaware corporation (“Loral Space”), Loral SpaceCom Corporation, a Delaware corporation (“Loral SpaceCom”), and Loral Satellite, Inc., a Delaware corporation (together with Loral Space and Loral SpaceCom, the “Sellers”) have entered into the Asset Purchase Agreement dated as of July 15, 2003, as amended (hereinafter “Asset Purchase Agreement” or “APA”) pursuant to which the Sellers have agreed to sell and the Buyer has agreed to purchase certain assets, including Telstar 13, and that Intelsat LLC will purchase all remaining In-Orbit Incentives on a discounted, non-recourse basis; and

WHEREAS, in connection with the APA transaction, Loral SpaceCom and Intelsat LLC agreed that, upon the Closing (as defined below), Intelsat LLC will assume the remaining rights and obligations of Skynet under the Agreement for Telstar 13, including the right to receive Deliverable Data and Support and Training services referenced in Section 3.1 of the Agreement (title to Telstar 13 to be obtained from Skynet pursuant to the APA) and the assumption of that certain launch risk management insurance policy with coverage and terms as described below (the “Launch Risk Insurance Policy”), all in accordance with Annex H of the APA; and

WHEREAS, Contractor will accept Intelsat LLC as the substitute party for Skynet under the Telstar 13 Agreement from and after the time of Closing for all purposes thereunder

Telstar 13
Amendment 2

and to furnish the Deliverable Data and Support and Training services as described in Section 3.1 of the Agreement and the Launch Risk Insurance Policy, all in accordance with Annex H of the APA;

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1.	From and after the effective date of this Amendment (which shall be the date of “Closing” as defined in Section 4 of this Amendment below), “Intelsat LLC” shall replace “Skynet” for all purposes under the Agreement, and Intelsat LLC agrees to be bound by the terms thereof. The parties further acknowledge and agree:

a.	that all payments required to be made by Skynet to Contractor pursuant to the Agreement (including without limitation Section 2 (payment obligation of Skynet), Section 4 (risk management), and Section 5 (In-Orbit Incentives)) have been paid, or are hereinafter deemed paid, in full; and

b.	that delivery, Acceptance, title transfer and risk of loss to Telstar 13 have already occurred, and Intelsat LLC has no rights of termination/default under the Agreement and Contractor has no obligations for a replacement satellite, replacement of Telstar 13, refund or partial or total loss damages, or any other financial obligation including loss or repayment of any amount representing In-Orbit Incentives; and

c.	that all references and provisions in the Agreement dealing with the future (from and after the date of Closing) earning, payment or repayment of In-Orbit Incentives are deleted (and Article 5 is deleted in its entirety and shall in future be designated as “Reserved”). Intelsat LLC and Contractor acknowledge that Intelsat LLC has purchased (pursuant to the APA) Contractor’s future rights to earn In-Orbit Incentives on a non-recourse basis, and Contractor has no obligation or liability to Intelsat LLC to repay any amounts based on the performance of the Satellite in orbit; and

d.	that the Performance Specification, Statement of Work, Product Assurance and Test Plan as currently incorporated into the Satellite Contract are applicable hereto in relevant part.

2.	Contractor shall provide to Intelsat LLC, at no additional charge, the Deliverable Data and Support and Training services described in Section 3.1 of the Agreement on a mutually acceptable schedule to be established by good faith negotiations between the parties.

Telstar 13
Amendment 2

3.	Contractor has provided to Intelsat LLC, to become effective as of the date of Closing, a Launch Risk Insurance Policy, the sufficiency and acceptance of which Intelsat LLC hereby acknowledges, and Intelsat LLC agrees to be bound by all terms contained therein, effective as of the Closing. Under the Launch Risk Insurance Policy, effective as of Closing, Intelsat LLC shall be named as the sole named insured and loss payee for Telstar 13 claims with coverage limits of ***** covering the period from Launch (7 August 2003) through 12 months after Launch to cover both partial and total losses of Intelsat LLC’s C-Band payload and ownership interest in the common satellite elements, which policy also includes the following terms:

•	Launch plus twelve (12)-month coverage period,

•	*****

•	*****

•	*****

4.	Effective Date. This Amendment Number 2 shall become effective as of the date of the closing of the purchase and sales transaction provided for in the Asset Purchase Agreement (“Closing”).

Except as expressly modified herein, the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 to the Amended and Restated Agreement effective as of the date specified in Section 4 above.

	Space Systems/Loral, Inc.		Intelsat LLC
	(“Contractor”)		(“Intelsat”)

By:	/s/ Janet T. Yeung	By:	/s/ Ramu Potarazu

	(Signed)		(Signed)

	Janet T. Yeung		Ramu Potarazu

	(Typed)		(Typed)

Title:	Vice President	Title:	President
Intelsat LLC

Amendment No. 2 - EchoStar 9/Telstar 13